Exhibit 99.1

Universal Logistics Holdings Reports Second Quarter 2020 Financial Results

-	Second Quarter 2020 Operating Revenues: $258.0 million, 32.7% decrease
-	Second Quarter 2020 Operating Income: $10.8 million, 64.7% decrease
-	Second Quarter 2020 Earnings Per Share: $0.23 per share

Warren, MI – July 30, 2020 — Universal Logistics Holdings, Inc. (NASDAQ: ULH), a leading asset-light provider of customized transportation and logistics solutions, today reported consolidated second quarter 2020 net income of $6.2 million, or $0.23 per basic and diluted share, on total operating revenues of $258.0 million. This compares to $20.0 million, or $0.70 per basic and diluted share, during second quarter 2019 on total operating revenues of $383.2 million.  Included in second quarter 2020 results were $0.9 million of pre-tax holding gains, or $0.02 per share, on marketable securities due to changes in fair value recognized in income.

In the second quarter 2020, Universal reported operating income of $10.8 million compared to $30.7 million in the second quarter one year earlier. As a percentage of operating revenue, operating income margin for the second quarter 2020 was 4.2% compared to 8.0% during the same period last year.  EBITDA, a non-GAAP measure, decreased by $18.0 million during the second quarter 2020 to $30.2 million, compared to $48.2 million one year earlier.  As a percentage of operating revenue, EBITDA margin for the second quarter 2020 was 11.7% compared to 12.6% during the same period last year.

“Our performance during these unprecedented times once again highlights the resilience of Universal’s business model,” commented Tim Phillips, Universal’s Chief Executive Officer.  “With a substantial portion of our customer base shuttered during the peak of the COVID-19 pandemic, Universal was able to quickly adapt to a rapidly changing environment, adjust our operations to meet customer demands, and still report positive operating results.  We were able to accomplish all of this while staying focused on the safety and well-being of our employees, contractors and customers.

“We’re excited to see the resumption of North American manufacturing, particularly in the automotive and heavy-truck space, as well as improving demand for truckload transportation throughout the second quarter. While some of our Southern California intermodal operations struggled amid muted port volumes, we are optimistic that continued strength in retail sales will boost container volumes and cascade improvements throughout our network. Although it is difficult to predict the operating environment for second half of the year, we are generally pleased with the anticipated direction of our current operations and remain committed to controlling costs and scaling our services to support customer activity.”

Operating revenues from truckload services in the second quarter decreased $24.3 million to $40.5 million, compared to $64.8 million for the same period last year. Included in truckload revenues for the recently completed quarter were $2.9 million in separately identified fuel surcharges compared to $7.0 million during the same period last year. The decrease in truckload services reflects a 40.7% decrease in the number of loads hauled, which was partially offset by a 6.8% increase in average operating revenue per load, excluding fuel surcharges. During the quarter ended July 4, 2020, Universal moved 36,445 loads compared to 61,423 during the same period last year.

Revenues for the second quarter 2020 from brokerage services decreased $26.6 million, or 29.8%, to $62.8 million compared to $89.4 million one year earlier. The decrease is primarily due to a 17.2% decrease in the number of brokerage loads moved and a 16.7% decrease average operating revenue per load. During the second quarter of 2020, Universal brokered 47,797 loads, compared to 57,710 loads during the same period last year.

Intermodal services revenues decreased $11.0 million to $82.9 million in the second quarter 2020, down from $93.9 million during the same period last year.  Included in intermodal revenues for the recently completed quarter were $8.2 million in separately identified fuel surcharges compared to $11.6 million during the same period last year.  The decrease in intermodal services reflects a decrease in the number of loads hauled, in addition to a decrease in the average operating revenue per load, excluding fuel surcharges.  During the quarter ended July 4, 2020, Universal moved 156,779 intermodal loads, compared to 164,761 loads during the same period last year, while its average operating revenue per load, excluding fuel surcharges, fell by 3.0%.

Second quarter 2020 operating revenues from dedicated services decreased 49.7% to $18.0 million compared to $35.9 million one year earlier. Dedicated services revenues included $1.3 million in separately identified fuel surcharges in the second quarter 2020 compared to $4.3 million during the same period last year.  During the second quarter of 2020, Universal moved 57,703 dedicated loads, compared to 151,755 loads during the same period last year. Universal’s dedicated operations were substantially impacted by the shutdown of North American automotive manufacturing from the COVID-19 pandemic for several weeks during the quarter.

Overall, revenues from value-added services decreased during the second quarter 2020 to $53.8 million. This compares to $99.2 million from value-added services one year earlier. Operations supporting passenger vehicle programs declined due to plant shutdowns during the height of the pandemic and reduced output as production began to ramp up near the end of the second quarter. Value-added operations supporting heavy-truck production also decreased this quarter falling $20.6 million in the thirteen weeks ended July 4, 2020 compared to the same period last year. Both platforms were adversely impacted by the shutdown of North American automotive and heavy-truck manufacturing for several weeks during the period.

During the second quarter 2020, the transportation segment, which is primarily comprised of truckload, brokerage and intermodal services operations, reported operating income of $10.0 million on total operating revenues of $185.8 million. The transportation segment performed well during the period despite the depressed volumes experienced in each transportation service lines. In the logistics segment, which includes value-added and dedicated services, the shutdown of North American automotive and heavy-truck manufacturing for several weeks during the quarter adversely impacted results.  For the second quarter 2020, income from operations in the logistics segment was $0.8 million on total operating revenues of $71.8 million.

As of July 4, 2020, Universal held cash and cash equivalents totaling $8.0 million, and $7.2 million in marketable securities.  Outstanding debt at the end of the second quarter 2020 was $405.6 million and capital expenditures totaled $9.6 million.

Universal calculates and reports selected financial metrics not only for purposes of our lending arrangements but also in an effort to isolate and exclude the impact of non-operating expenses related to our corporate development activities. These statistics are described in more detail below in the section captioned “Non-GAAP Financial Measures.”

Conference call:

We invite investors and analysts to our quarterly earnings conference call.

Quarterly Earnings Conference Call Dial-in Details:

Time:  10:00 a.m. Eastern Time

Date:  Friday, July 31, 2020

Call Toll Free:  (866) 622-0924

International Dial-in:  +1 (660) 422-4956

Conference ID:  3877109

A replay of the conference call will be available beginning two hours after the call through September 4, 2020, by calling (855) 859-2056 (toll free) or +1 (404) 537-3406 (toll) and using conference ID 3877109. The call will also be available on investors.universallogistics.com.

Source: Universal Logistics Holdings, Inc.

For Further Information:

Steven Fitzpatrick, Investor Relations

SFitzpatrick@UniversalLogistics.com

About Universal:

Universal Logistics Holdings, Inc. is a leading asset-light provider of customized transportation and logistics solutions throughout the United States, and in Mexico, Canada and Colombia.  We provide our customers with supply chain solutions that can be scaled to meet their changing demands and volumes.  We offer our customers a broad array of services across their entire supply chain, including truckload, brokerage, intermodal, dedicated, and value-added services.

Forward Looking Statements

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements can be identified by words such as: “expect,” “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “future,” “likely,” “may,” “should” and similar references to future periods. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 4,	June 29,	July 4,	June 29,
	2020	2019	2020	2019
Operating revenues:
Truckload services	$40,523	$64,846	$99,421	$130,517
Brokerage services	62,782	89,371	148,681	175,238
Intermodal services	82,881	93,853	193,203	185,021
Dedicated services	18,031	35,867	49,610	72,888
Value-added services	53,763	99,238	149,227	196,917
Total operating revenues	257,980	383,175	640,142	760,581

Operating expenses:
Purchased transportation and equipment rent	128,611	178,356	309,467	355,681
Direct personnel and related benefits	57,592	93,650	154,980	186,817
Operating supplies and expenses	16,962	30,737	47,657	61,507
Commission expense	5,024	7,858	12,194	15,694
Occupancy expense	8,984	9,859	17,815	19,143
General and administrative	6,580	9,633	15,504	18,874
Insurance and claims	4,858	4,951	9,730	11,303
Depreciation and amortization	18,530	17,415	38,048	34,333
Total operating expenses	247,141	352,459	605,395	703,352
Income from operations	10,839	30,716	34,747	57,229
Interest expense, net	(3,438)	(4,098)	(7,647)	(8,467)
Other non-operating income	811	96	(2,794)	1,049
Income before income taxes	8,212	26,714	24,306	49,811
Income tax expense	2,044	6,742	5,975	12,542
Net income	$6,168	$19,972	$18,331	$37,269

Earnings per common share:
Basic	$0.23	$0.70	$0.68	$1.31
Diluted	$0.23	$0.70	$0.68	$1.31

Weighted average number of common shares outstanding:
Basic	26,919	28,383	27,074	28,382
Diluted	26,919	28,385	27,074	28,383

Dividends declared per common share:	$-	$0.105	$0.105	$0.210

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	July 4, 2020	December 31, 2019
Assets
Cash and cash equivalents	$7,977	$7,726
Marketable securities	7,195	9,369
Accounts receivable - net	180,942	210,534
Other current assets	45,778	44,214
Total current assets	241,892	271,843
Property and equipment - net	350,346	339,823
Other long-term assets - net	371,187	376,331
Total assets	$963,425	$987,997

Liabilities and shareholders' equity
Current liabilities, excluding current maturities of debt	$209,462	$192,099
Debt - net	403,721	457,612
Other long-term liabilities	133,692	133,069
Total liabilities	746,875	782,780
Total shareholders' equity	216,550	205,217
Total liabilities and shareholders' equity	$963,425	$987,997

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Summary of Operating Data

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 4,	June 29,	July 4,	June 29,
	2020	2019	2020	2019
Truckload Services:
Number of loads	36,445	61,423	93,132	122,515
Average operating revenue per load, excluding fuel surcharges	$1,001	$937	$937	$938
Average operating revenue per mile, excluding fuel surcharges	$3.61	$3.18	$3.24	$3.27
Average length of haul	277	295	289	287
Average number of tractors	1,320	1,525	1,373	1,576

Brokerage Services:
Number of loads (a)	47,797	57,710	108,849	111,319
Average operating revenue per load (a)	$1,236	$1,484	$1,315	$1,501
Average length of haul (a)	599	642	607	641

Intermodal Services:
Number of loads	156,779	164,761	354,562	329,938
Average operating revenue per load, excluding fuel surcharges	$485	$500	$491	$497
Average number of tractors	2,236	1,889	2,383	1,773
Number of depots	14	14	14	14

Dedicated Services:
Number of loads (b)	57,703	151,755	197,218	295,003

(a)

Excludes operating data from freight forwarding division in order to improve the relevance of the statistical data related to our brokerage services and improve the comparability to our peer companies.

(b)	Includes shuttle moves.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Summary of Operating Data - Continued

(Dollars in thousands)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 4,	June 29,	July 4,	June 29,
	2020	2019	2020	2019
Value-added Services
Average number of direct employees	3,238	3,768	3,445	3,734
Average number of full-time equivalents	787	1,564	1,109	1,667
Number of active programs	55	49	55	49

Operating Revenues by Segment:
Transportation	$185,831	$251,777	$440,504	$498,482
Logistics	71,794	131,160	198,836	261,559
Other	355	238	802	540
Total	$257,980	$383,175	$640,142	$760,581

Income from Operations by Segment:
Transportation	$10,035	$13,294	$22,138	$25,826
Logistics	750	17,339	12,440	31,159
Other	54	83	169	244
Total	$10,839	$30,716	$34,747	$57,229

Non-GAAP Financial Measures

In addition to providing consolidated financial statements based on generally accepted accounting principles in the United States of America (GAAP), we are providing additional financial measures that are not required by or prepared in accordance with GAAP (non-GAAP). We present EBITDA and EBITDA margin, each a non-GAAP measure, as supplemental measures of our performance. We define EBITDA as net income plus (i) interest expense, net, (ii) income taxes, (iii) depreciation, and (iv) amortization. We define EBITDA margin as EBITDA as a percentage of total operating revenues. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, we are presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial measure to the comparable GAAP measure. Set forth below is a reconciliation of net income, the most comparable GAAP measure, to EBITDA for each of the periods indicated:

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 4,	June 29,	July 4,	June 29,
	2020	2019	2020	2019
	( in thousands)		( in thousands)
EBITDA
Net income	$6,168	$19,972	$18,331	$37,269
Income tax expense	2,044	6,742	5,975	12,542
Interest expense, net	3,438	4,098	7,647	8,467
Depreciation	14,485	13,242	29,927	26,176
Amortization	4,045	4,173	8,121	8,157
EBITDA	$30,180	$48,227	$70,001	$92,611

EBITDA margin (a)	11.7%	12.6%	10.9%	12.2%

(a)	EBITDA margin is computed by dividing EBITDA by total operating revenues for each of the periods indicated.

We present EBITDA and EBITDA margin because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

EBITDA has limitations as an analytical tool. Some of these limitations are:

•	EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;
•	EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;
•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA and EBITDA margin should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and only supplementally on EBITDA and EBITDA margin.